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                     AMENDMENT TO THE INPUT/OUTPUT, INC.
                             AMENDED AND RESTATED
                   1991 OUTSIDE DIRECTORS STOCK OPTION PLAN

    This Amendment to the Input/Output, Inc. Amended and Restated 1991 Outside Directors Stock Option Plan (the "Amendment") is effective as of the 17th day of January, 1997, and except as modified herein, the terms of the Plan remain in full force and effect. Any terms not otherwise defined herein have the meanings ascribed to them as set forth in the Plan.

                                  AMENDMENT

    Section 11(g) of the Plan is hereby repealed in its entirety and a new
Section 11(g) is adopted as follows:

    Section 11(g) LIMITED ASSIGNABILITY OF OPTION. No option granted hereunder may be sold, transferred, pledged or disposed of otherwise than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended). In addition, the Board may, in its discretion, authorize all or a portion of the options granted to an Outside Director to be on terms which permit transfer by such Outside Director to (A) the spouse, ex-spouse, children, step children or grandchildren of the Outside Director ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of one or more Immediate Family Members, (C) a partnership or limited liability company in which one or more Immediate Family Members are the only partners or members,
(D) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision and/or (E) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, so long as (x) the stock option agreement evidencing any option granted pursuant to this Plan is approved by the Board and expressly provides for transferability in a manner consistent with this Section 11(g), and (y) subsequent transfers of such option shall be prohibited except for transfers by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as described above). Furthermore, the Board may, in its discretion, authorize all of a portion of the option granted to an Outside Director to be on terms which permit transfer by such Outside Director to other entities or persons to whom the Board may in its discretion permit transfers of the option.

    Following transfer, such option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 1, 2, 5, 6, 8, 9, 11 and 12 of this Plan any reference to "Outside Director" shall be deemed to include the transferee. The provisions of Section 7 of this Plan concerning events of termination of service shall continue to be applied with

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respect to the original optionee, following which event(s) any such affected stock options shall be exercisable by the transferee only to the extent and for the periods specified therein or in the stock option agreement. The Board and the Company shall have no obligation to inform any transferee of an option of any expiration, termination, lapse or acceleration of such option. Subject to the foregoing, during an Outside Director's lifetime, a stock option may be exercised only by the Outside Director to whom granted, or his guardian in the event of his disability, or such other person as described in
Section 7(a) hereof in the event of his death. The designation by an Outside Director of a beneficiary will not constitute a transfer of a stock option.

    IN WITNESS WHEREOF, the Board of Directors of Input/Output, Inc. has caused this Amendment to the Plan to be adopted as of the date first written above and has instructed the officer indicated below to sign same for and on behalf of such corporation.

                                       INPUT/OUTPUT, INC.


                                       By:
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                                       Its:
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